Exhibit 10.1

COURTESY TRANSLATION

[OPTION HOLDER]

Biofrontera Inc.

(“parties”)

Exchange contract

from

25. OCTOBER 2022

(“contract”)

COURTESY TRANSLATION

EXCHANGE CONTRACT

Table of contents

PREAMBLE		3
1.	ASSIGNMENT OF THE OPTION	4
2.	ASSIGNMENT OF EXCHANGE SHARES	4
3.	FURTHER OBLIGATIONS OF THE PURCHASER	4
4.	EXCLUSION OF REDUCTIONS	4
5.	SPECIAL NOTES ON THE REGISTRATION OF THE EXCHANGE SHARES	4
6.	GUARANTEES OF THE OPTION HOLDER	5
7.	GUARANTEES OF THE PURCHASER	6
8.	LEGAL CONSEQUENCES IN THE EVENT OF WARRANTY BREACH	6
9.	LEGAL CONSEQUENCES in the event of incomplete delivery OF OPTION SHARES	7
10.	FINDINGS OF THE PARTIES	8
11.	TAXES	8
12.	COSTS	8
13.	INDEMNITY	8
14.	NOTIFICATIONS	8
15.	FINAL PROVISIONS	9

Exchange contract

(the “Contract”)

between

(1)	[OPTION HOLDER], [ADDRESS],

- hereinafter referred to as “Option Holder” -

and

(2)	Biofrontera Inc., 120 Presidential Way, Suite 330, Woburn, Massachusetts, MA 01801, USA

- hereinafter referred to as “Purchaser” -

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PREAMBLE

(A)	The Option Holder is the holder of an option exercisable until 30 November 2022, which entitles the Option Holder to acquire [NUMBER] shares in Biofrontera AG, a public limited company established under German law with its registered office in Leverkusen, Germany, registered in the commercial register of the Local Court of Cologne under HRB 49717 (the “Option”, the shares in Biofrontera AG subscribable on the basis of the Option the “Option Shares”). The option provider is [OPTION PROVIDER] (hereinafter “[OPTION PROVIDER]”). In return for the Option, the Option Holder has granted [OPTION PROVIDER] an opposed option on economically identical terms and conditions and over the same underlying (the “Opposed Option”). The Parties assume that the acquisition cost of the Option correspond to the value of the Opposed Option and vice versa and consequently to the value of the Option Shares underlying the Option. The Option is attached to this contract as an Annex (A).

(B)	On the basis of the trust agreements entered into with the persons named in Annex (B) (the “Trustors”) (the “Trust Agreements”), the Option Holder holds a total of [NUMBER] Option Shares (set out in more detail in Annex B) in trust for the Trustors, and the Option Holder has entered the agreement set forth in Annex (A) in trust for the accounts of the Trustors.

(C)	The Purchaser is a US stock corporation incorporated under the laws of the State of Delaware with its registered office in Woburn, Massachusetts, USA. The Purchaser’s share capital is currently divided into 23,550,960 common shares with a nominal value of USD 0.001 per share (the “Purchaser Shares”). The Purchaser Shares carry voting and dividend rights. Pursuant to its articles of association, the Purchaser may, by resolution of the Board of Directors, increase the number of Purchaser Shares up to 300 million. The Purchaser Shares are listed for trading on NASDAQ under the ticker symbol BFRI. Insofar as these are so called registered shares, the Purchaser Shares are tradeable on the open market without restrictions.

(D)	The Parties intend to exchange the Option for 1.2 newly issued Purchaser Shares (the “Exchange Shares”). The offer of the Exchange Shares will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Exchange Shares may not be offered or sold except (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an applicable exemption from the Securities Act, or (iii) in a transaction to which the registration requirements of the Securities Act do not apply and in compliance with applicable federal securities laws.

(E)	From the Parties’ point of view, the planned exchange of Option and Exchange Shares takes place without disclosure of hidden reserves in the Option, as the value of the exchanged Option corresponds to its acquisition cost.

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THEREFORE, the Parties agree as to what follows:

1.	ASSIGNMENT OF THE OPTION

The Option Holder shall exchange and assign the Option with all rights attached thereto to the Purchaser accepting such exchange and assignment. The assignment shall take immediate effect in rem. The transfer of title shall be effected in exchange for the transfer of Exchange Shares as set out in clause 2 below.

2.	ASSIGNMENT OF EXCHANGE SHARES

2.1	In consideration for the Option assigned pursuant to clause 1, the Purchaser hereby exchanges and assigns [NUMBER] Exchange Shares to the Option Holder accepting such exchange and assignment. The Parties agree on the transfer of ownership of the Exchange Shares. Furthermore, the Purchaser hereby assigns to the Option Holder accepting this assignment all claims, if any, for delivery of the Exchange Shares against third parties. All existing or associated rights and ancillary rights to the Exchange Shares, including the profit subscription rights for the current financial year and all profits not yet distributed, shall also be assigned.

2.2	The assignment pursuant to clause 2.1 shall be made with immediate effect in rem and in exchange for the assignment of the Option, which is regulated under clause 1.

3.	FURTHER OBLIGATIONS OF THE PURCHASER

3.1	Promptly after the execution of this Contract, the Purchaser agrees to use reasonable best efforts to prepare and file with the U.S. Securities and Exchange Commission a registration statement pursuant to Form S-1 that covers the re-sale of all of Exchange Shares.

3.2	The Purchaser undertakes to use its best endeavours to assist the Option Holder in ensuring that the Exchange Shares are transferred, after registration as defined in clause 3.1 into one or more securities accounts designated by the Option Holder with banks authorised to hold securities admitted to trading in the United States.

4.	EXCLUSION OF REDUCTIONS

The Parties assume that the agreements concluded in accordance with clause 1 and 2 of this Contract have objectively the same value at the time of the conclusion of the Contract. Any difference in value determined in the future shall not be compensated; claims for reduction (section 441 BGB (German Civil Code)) are hereby excluded.

5.	SPECIAL NOTES ON THE REGISTRATION OF THE EXCHANGE SHARES

The Parties are aware that the Exchange Shares are shares of the Purchaser which are already in existence but are not yet registered under the Securities Act, which may not be offered or traded for this reason, unless this occurs (i) on the basis of an effective registration statement under the Securities Act, or (ii) pursuant to an available exemption from the Securities Act, or (iii) in a transaction not subject to the registration requirements of the Securities Act, and in accordance with applicable state securities laws.

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6.	GUARANTEES OF THE OPTION HOLDER

The Option Holder warrants to the purchaser in the form of an independent, no-fault guarantee promise pursuant to section 311 (1) BGB that the following statements are accurate as of the date of the conclusion of this Contract. The Parties expressly agree and confirm that the statements in this clause 6 are neither qualified nor interpreted as warranties as to the quality of the item (Beschaffenheitsgarantien) within the meaning of sections 443, 444 BGB nor as quality agreements (Beschaffenheitsvereinbarungen) within the meaning of section 434 (1) sentence 1 and that section 444 BGB does not apply to the guarantees of the Option Holder.

6.1	The Option Holder shall be entitled to enter into this Contract and to assume and perform all obligations stated therein and arising therefrom. The Option Holder has taken all other measures required under German Company Law for this purpose.

6.2	This contract

(a)	has been duly signed in the name of the Option Holder and

(b)	creates valid, legally binding obligations on the Option Holder enforceable in accordance with its terms. The signing and execution of this Contract and the transactions contemplated hereby are not inconsistent with any contract to which the Option Holder is a party, are not contrary to the Option Holder’s articles of association or any judgment or permission binding upon it.

6.3	The Option Holder is the sole legal owner of the Option and is entitled to freely dispose of the Option without the consent of a third party without infringing the rights of third parties.

6.4	The Option is free from any encumbrances and other rights of third parties. There are no liens, rights of first refusal, encumbrances or other rights of third parties in respect of the Option.

6.5	No insolvency proceedings have currently been initiated or applied for with respect to the assets of the Option Holder, nor are there any grounds that would justify the initiation of such proceedings.

6.6	Other than the provisions contained in Annex (A) and the Trust Agreements, there are no other agreements or understandings with [OPTION PROVIDER] or third parties that contain preconditions for the exercise of the Option by the Purchaser or which preclude the exercise of the Option by the Purchaser.

6.7	The Option Holder represents that it had the opportunity to review the documents attached to this Contract as Annex 6.7, consisting of the Purchaser’s annual financial statements (Annual Report on Form 10-K) for the fiscal year ended on 31 December 2021, the Purchaser’s quarterly reports (Quarterly Reports on Form 10-Q) for the quarters ended on 31 March and 30 June 2022, and the Purchaser’s current reports (Current Reports on Form 8-K) which have been disclosed by the Purchaser since the filing of the aforementioned annual financial statement (the aforementioned documents collectively, the “SEC Reports”) and the documents underlying this Contract and the transaction contemplated hereby, and had the opportunity to ask questions regarding the terms and conditions of the Exchange Share offer (to which the Option Holder deemed it necessary to get a response), and to receive answers to such questions from the responsible persons of the Purchaser.

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6.8	To the extent that the Option Shares are beneficially owned by the Option Holder at the time of the conclusion of this Contract, the Option Holder warrants that the Option Shares are free from any encumbrances and other rights of third parties and that no rights of first refusal, options, voting agreements or other rights of third parties in respect exist in relation to the acquisition of the Option Shares, with the exception, where applicable, of such rights which exist by virtue of statutory provisions or the articles of association, and with the exception of a right of lien or retention on the basis of the general terms and conditions of the custodian bank of [OPTION PROVIDER].

6.9	Insofar as the Option Shares are held in trust for the Trustors at the time of the conclusion of this Contract, the Option Holder warrants that it has no knowledge that the Option Shares are subject to encumbrances and other rights of third parties. Furthermore, with regard to the Shares referred to in sentence 1, the Option Holder has no knowledge that pre-emptive rights, options, voting agreements or other rights of third parties exist in relation to the acquisition of the Option Shares, with the exception, where applicable, of such rights existing on the basis of statutory provisions or the articles of association and with the exception of a lien or right of retention on the basis of the general terms and conditions of the custodian bank of [OPTION PROVIDER].

7.	GUARANTEES OF THE PURCHASER

The Purchaser warrants to the Option Holder in the form of an independent, no-fault guarantee promise pursuant to section 311 (1) BGB that the following statements are accurate as of the date of the conclusion of this Contract. The Parties expressly agree and confirm that the statements in this clause 7 are neither qualified nor interpreted as warranties as to the quality of the item (Beschaffenheitsgarantien) within the meaning of sections 443, 444 BGB nor as quality agreements (Beschaffenheitsvereinbarungen) within the meaning of section 434 (1) sentence 1 BGB and that section 444 BGB does not apply to the warranties of the Purchaser.

7.1	The Purchaser is entitled to enter into this Contract and to assume and fulfil all obligations mentioned therein and resulting therefrom. The Purchaser has taken all other measures required under Germany company law for this purpose.

7.2	This contract

(a)	has been duly signed in the name of the Purchaser and

(b)	creates valid, legally binding obligations on the Purchaser that are enforceable in accordance with their terms. The signing and execution of this Contract and the transactions contemplated hereby are not inconsistent with any agreement to which the Purchaser is a party, are not in breach of the Purchaser’s articles of association or any judgment or authorisation binding on it.

7.3	The Purchaser is the sole legal and beneficial owner of the Exchange Shares and is entitled to freely dispose of the Exchange Shares without the consent of a third party without infringing the rights of third parties.

7.4	The Exchange Shares are free from any encumbrances and other rights of third parties. There are no pre-emptive rights, options, voting agreements or other third party rights in relation to the acquisition of the Exchange Shares.

7.5	No insolvency proceedings have currently been instituted or applied for with respect to the Purchaser’s assets, nor are there any grounds that would justify the institution of such proceedings.

8.	LEGAL CONSEQUENCES IN THE EVENT OF WARRANTY BREACH

8.1	In the event of a breach of warranty, the party breaching the warranty (“Guarantor”) is obliged to put the other party (the “Beneficiary”) in the position in which the Beneficiary would be in if the guarantee had not been breached (in rem restitution). If the Guarantor fails to effect such in rem restitution within three (3) months after being informed by the Beneficiary of the breach of the guarantee at least in text form (section 126b BGB) or if in rem restitution is not possible, the Beneficiary may claim damages in money. This compensation shall include the actual damages incurred by the Beneficiary (including foreseeable consequential damages), but not lost profits or internal administrative or general costs of the Beneficiary.

8.2	The liability of each party for damages shall in any event be limited to the value referred to in clause 4.

8.3	The Beneficiary shall not be entitled to assert claims under this clause 8 to the extent that the underlying facts or circumstances to which the claim relates were actually known to the Beneficiary.

8.4	In the event of an actual or potential warranty breach, the Beneficiary must notify the Guarantor of the breach at least in text form without undue delay after becoming aware of it, describe the potential claim in reasonable detail and, to the extent reasonably practicable, state the estimated amount of the claim and give the Guarantor an opportunity to remedy the breach within the period of time specified in clause 8.1 of this Contract.

8.5	If and to the extent that any third party claims or demands are made against the Beneficiary in connection with a warranty breach, the Beneficiary shall provide the Guarantor with a copy of the third party’s claim letter and all documents relevant to the defence of the claim and shall allow the Guarantor to assist the Beneficiary in the defence of such claims. Provided that the Beneficiary permits the Guarantor to undertake the defence, the Beneficiary shall have the right to participate in all negotiations and correspondence with the third party, the right to retain and instruct legal counsel, the costs of which shall be reasonably borne by the Guarantor, and the right to require that any claim be enforced in court or settled out of court in accordance with the Beneficiary’s instructions and the obligation to conduct such proceedings in good faith with due regard to the Beneficiary’s interests and concerns. The Beneficiary shall not, without the prior consent of the Guarantor in at least text form, admit or settle any claim to the extent that doing so would give rise to any liability on the part of the Guarantor under this clause 8 would result.

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8.6	Unless otherwise stipulated in this Contract, the provisions of the German Civil Code on the law of damages (sections 249 et seq. BGB), including the duty to mitigate damages pursuant to section 254 BGB, shall apply.

8.7	All claims based on a breach of warranty arising from this Contract shall become time-barre within eighteen (18) months after the date of signing this Contract. Section 203 BGB shall not apply.

8.8	To the extent that the Option Shares are held in trust for the Trustors at the time of the conclusion of this Contract, the liability of the Option Holder shall be excluded to the extent that it is limited to the fact that it shall bear all the costs arising from the respective trust agreements - irrespective of whether these exist and/or are enforceable - are assigned to the Purchaser.

8.9	The Parties agree that the remedies available to the Beneficiary against the Guarantor for breach of any warranty or other obligation under or in connection with this Contract shall be governed exclusively by this Contract and the remedies provided in this Contract shall be the exclusive remedies available to the Beneficiary under and in connection with this Contract. Accordingly, to the extent permitted by law and except as provided in clauses 6 or 7 expressly provides otherwise, further claims and remedies for warranty breach - irrespective of their nature, amount or legal basis - are excluded and hereby expressly waived, in particular (i) claims for breach of a pre-contractual duty (sections 280, 311 (2, 3), 241 (2) BGB, (ii) claims arising from the breach of an obligation arising from the contractual obligation, (iii) claims arising from statutory warranty provisions, in particular pursuant to sections 437 to 441 BGB, (iv) claims arising from tortious law, (v) claims due to disruption of the basis of the transaction pursuant to section 313 BGB and (v) all rights of rescission not based on section 123 BGB.

8.10	The aforementioned limitations of liability shall not apply in the event of wilful and/or fraudulent acts of the Guarantor.

9.	LEGAL CONSEQUENCES IN THE EVENT OF INCOMPLETE DELIVERY OF OPTION SHARES

If, upon exercise of the Option, the Purchaser should be delivered with 25,163 Option Shares or less than the number owed under the Option, the Option Holder shall be obliged to sell a correspondingly excessive number of up to 30,196 Exchange Shares on account of the Purchaser on the open market or in another way at market prices and to immediately pay the Purchaser the net proceeds generated thereby (sales price minus incidental sales costs and any taxes payable) and shall provide objective proof of such net proceeds. Subject to clause 8.10, any further liability of the Option Holder in the case of sentence 1 shall be excluded.

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10.	CONFIRMATIONS OF THE PARTIES

The Parties agree that the SEC Reports have been made available to the Trustors, the Trustors have been informed of the re-sale restrictions relating to the Exchange Shares pursuant to clause 5 and had adequate opportunities to ask questions with respect thereto and to the terms and conditions of the Exchange Shares offer, to which they have deemed it necessary to get answers to understand the offering, and to receive answers from the responsible persons of the Purchaser.

11.	TAXES

Any transfer taxes arising from the execution of this Contract shall be borne by the Purchaser. The taxes arising out of the clauses 1 and 2 (in particular income tax, corporate income tax, trade tax) shall be – subject to an agreement between the Parties to the contrary – borne by the respective Party.

12.	COSTS

To the extent that this Contract and the term sheet dated 8/9 September 2022 (the “Term Sheet”), which is attached to this Contract as Annex 12, each Party shall bear its own costs incurred for the preparation, conclusion and performance of this Contract, in particular the costs for the engagement of its advisors.

13.	INDEMNITY

The Purchaser shall indemnify the Option Holder upon first request, at least in text form (section 126b BGB), against all claims of the Trustors against him arising from the preparation, the execution and termination of the Trust Agreements as well as this Contract, insofar as these are not based on intent of the Option Holder or its managing director(s).

14.	NOTIFICATIONS

14.1	All legally binding declarations and other notifications in connection with this Contract (collectively “Notices”) shall be made in writing, unless another form is expressly stipulated in this Contract or a stricter form is required by law. The written form requirement shall be satisfied by transmission by fax (but not by any other form of telecommunication transmission), by e-mail or by letter.

Notices to the Option Holder: All notices to be given to the Option Holder under this Contract shall be addressed as follows:

[______]

with a copy to his advisor for information purposes:

[______]

Notices to Purchaser: All notices to the Purchaser under this Contract shall be addressed as follows:

Biofrontera Inc.

Att. Prof. Dr. Hermann Lübbert

120 Presidential Way, Suite 330,

Woburn, Massachusetts

MA 01801

USA

E-mail: h.luebbert@biofrontera.com

with a copy to his advisor for information purposes:

[COMPANY COUNSEL]

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14.2	Each party shall notify the other Party in writing without undue delay of any change in its address as set out in clause 14.1. In the absence of such notification, the aforementioned address shall be deemed to apply.

14.3	The receipt by the Parties’ advisers of any notice or copy thereof in connection with this Contract shall not constitute or be a substitute for the receipt of such notice by the Parties themselves. Whether or not a party’s adviser has received a notice for its information shall be immaterial to the receipt of the notice by that party, even if this Contract expressly provides that the notice is to be given to the relevant adviser for information purposes.

15.	FINAL PROVISIONS

15.1	Assignment of rights

The Parties are not entitled to transfer, pledge or otherwise encumber any claims or other rights under this Contract without the prior consent of the respective other Party at least in text form.

15.2	Written form

Amendments to this Contract must be made in writing, unless a stricter form is required by law. This also applies to the cancellation or amendment of this clause 15.2.

15.3	All agreements; Term Sheet

With the exception of the Term Sheet entered into between the Parties and the amendment agreement thereto, this Contract incorporates all agreements between the Parties with respect to the subject matter hereof. The Parties agree that the clauses B. and D. of the Term Sheet as well as the amendment agreement to the Term Sheet shall remain unaffected by the execution of this Contract and shall continue to apply.

15.4	Applicable law

This Contract shall be governed by the laws of the Federal Republic of Germany, excluding conflict of laws provisions and the UN Convention on Contracts for the International Sale of Goods.

15.5	Jurisdiction

All legal disputes between the Parties arising from and in connection with this Contract shall be decided by the ordinary German courts. The exclusive place of jurisdiction, to the extent permitted by law, shall be Frankfurt am Main, Germany.

15.6	Severability clause

If any provision of this Contract is or becomes void, ineffective or unenforceable in whole or in part, or if a provision that is necessary in itself is not included, the validity and enforceability of all other provisions of this contract shall not be affected. In place of the void, ineffective or unenforceable provision or in order to fill the loophole, a legally permissible provision shall be agreed which corresponds as far as possible to what the Parties intended or would have agreed in accordance with the meaning and purpose of this Contract if they had recognised the ineffectiveness or the loophole. If the invalidity of a provision is based on a measure of performance or time (period or date) specified therein, the provision shall be deemed to have been agreed with a legally permissible measure that comes closest to the original measure. It is the express intention of the Parties that this severability clause does not result in a mere reversal of the burden of proof, but that section 139 BGB is waived altogether.

[The signatures of the Parties follow on a separate signature page]

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[OPTION HOLDER]

________________, the __. October 2022

by:
Function:

Biofrontera Inc.
________________, the __. October 2022

by: Prof. Dr. Hermann Lübbert
Function: Chairman of the Board

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